EXHIBIT 21


                         Subsidiaries of the registrant


Name                                                            Jurisdiction of
                                                                 Organization

Progress Bank.....................................................United States
     Progress Holdings, Inc.......................................Pennsylvania
         Progress Investment Company..............................Pennsylvania
         Progress Leasing Company.................................Maryland
     PBIC, Inc....................................................Delaware
     Pilot Financial Corporation..................................Pennsylvania
     P. H. Sentry Associates......................................Pennsylvania
     Progress Sentry Corporation..................................Pennsylvania
Progress Capital, Inc.............................................Delaware
Progress Realty Advisors, Inc.....................................Pennsylvania
ProCall Teleservices, Inc.........................................Pennsylvania
Progress Capital Management, Inc..................................Pennsylvania
Progress Development Corp.........................................Pennsylvania
Progress Financial Resources, Inc.................................Delaware


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